UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2021

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
6.25% Subordinated Debentures due 2056	WALA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 16, 2021, Western Alliance Bank (“WAB”), a wholly owned subsidiary of Western Alliance Bancorporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with Aris Mortgage Holding Company, LLC, (“Aris”), the parent company of AmeriHome Mortgage Company, LLC (“AmeriHome”), A-A Mortgage Opportunities, LP (as a member of Aris and in its capacity as member representative for the other members of Aris), Western Alliance Equipment Finance, Inc., a wholly owned subsidiary of WAB (“WAEF”), and WAB Mortgage Sub, LLC, a wholly owned subsidiary of WAEF (“WAB Mortgage Sub”).
Pursuant to the Agreement, Aris will merge with and into WAB Mortgage Sub with Aris surviving the merger as an indirect subsidiary of WAB (the “Merger”). As a result of the Merger, AmeriHome will become an indirect subsidiary of the Company and will continue to operate as AmeriHome, a Western Alliance Bank company. Pursuant to the Agreement, WAB will pay cash consideration of $275 million plus the adjusted tangible book value of Aris at closing, for an estimated aggregate cash consideration of $1.0 billion (inclusive of certain transaction expenses and management bonus payments) based on December 31, 2020 financial statements of Aris. James Furash, Chief Executive Officer of AmeriHome, and other founding management team members of AmeriHome will continue in their roles following the Merger.

The parties have made customary representations, warranties and covenants to each other in the Agreement, which also includes customary indemnification provisions. The completion of the Merger is subject to customary closing conditions, including, but not limited to (i) obtaining certain state regulatory and other approvals and (ii) expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
The foregoing is not a complete description of the Agreement, the Merger and the other transactions related thereto and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.
ITEM 7.01. REGULATION FD DISCLOSURE.
On February 16, 2021, the Company issued a press release announcing the Merger. A copy of the Company’s press release and related investor presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and each are incorporated by reference herein. The information in this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.
Forward-Looking Statements
This report contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include, but are not limited to, statements identified by words such as “may,” “assumes,” “approximately,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including (a) the possibility that the Merger is not completed on the terms described herein or at all; (b) the businesses of Western Alliance and AmeriHome may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (c) federal antitrust review and state licensing regulatory and other approvals required for consummation of the Merger may not be obtained or completed on the anticipated schedule, on the proposed terms or at all; (d) the effects of the ongoing COVID-19 pandemic on Western Alliance, AmeriHome, and their respective customers, employees and third-party service providers; and (e) the other risks and uncertainties described in Western Alliance’s reports filed with the Securities and Exchange Commission.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

2.1
Agreement and Plan of Merger, dated February 16, 2021, by and among Western Alliance Bank, Western Alliance Equipment Finance, Inc., WAB Mortgage Sub, LLC, Aris Mortgage Holding Company, LLC, A-A Mortgage Opportunities, LP, and the individual members set forth on the signature page thereto.*

99.1	Press Release dated February 16, 2021

99.2	Investor Presentation dated February 16, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain schedules and attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale Gibbons
Vice Chairman and Chief Financial Officer

Date:	February 16, 2021